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                                                                    Exhibit 99.2

News Release
February 8, 2002


           CABOT CORPORATION COMPLETES PURCHASE OF REMAINING SHARES OF
                        JAPANESE TANTALUM JOINT VENTURE

Boston, MA - Cabot Corporation (CBT:NYSE) announced today that it has completed the purchase of the remaining shares in Showa Cabot Supermetals KK (SCSM) in Japan, from its joint venture partner, Showa Denko KK. This transaction was previously announced on January 31, 2002. The purchase price was approximately $100 million dollars, along with the assumption of approximately $100 million dollars of debt.

Cabot Corporation is a global specialty chemicals and materials company with headquarters located in Boston, MA. Cabot's major products are carbon black, fumed silica, inkjet colorants, and capacitor materials. Cabot has approximately 4,200 employees in more than 45 manufacturing plants and offices located in 23 countries around the world.













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